Exhibit 99.1

AITX Announces Continuation of Exponential Growth in Q2 FY 2025 Financial Results

Revenue and Gross Profit 3X of Same Quarter Prior Year

Detroit, Michigan, October 16, 2024 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced its financial results for the second quarter of fiscal year 2025, which ended on August 31, 2024. AITX Q2 FY 2025 revenue increased to 348% compared to FY 2024 Q2 revenue and Q2 FY 2025 gross profit increased to 301% of FY 2024 Q2 gross profit.

Management encourages all AITX investors, fans, and followers to thoroughly review the full SEC filing at https://tinyurl.com/aitxq2fy25 and wishes to highlight five critical areas of performance:

1.	Strong Revenue Growth Paves the Way for Operational Profitability:

AITX reported an impressive total revenue growth of 348% for the three months ended August 31, 2024, reaching $1,344,183, compared to $386,363 for the same period in 2023. This significant increase is driven by substantial growth in monthly recurring rental revenue.

Steve Reinharz, CEO and CTO of AITX, said, “Our continued outstanding growth in revenue highlights the growing demand for our AI driven solutions and the unwavering commitment of our team. With us just six weeks into the second half of the fiscal year, we’re driving as hard as possible to both surpass the operationally profitability goal and hit the ambitious goal of having $1 million in recurring monthly revenue when we add deployed RMR to contracted backlog RMR. With deliveries of RADCam™ expected to begin in December, it could be a nice boost to our year end numbers. As our AIR™ technology populates through our 4th generation solutions, I believe sales activity will get even more exciting. These new developments will expand our product offerings and elevate industry expectations. Lastly, you can always count on some surprises on the solution and sales front.”

2.	Unprecedented Profit Growth Reflects Operational Efficiency:

AITX achieved a gross profit of $559,218 for the three months ended August 31, 2024, representing a 301% increase of the $139,437 reported for the same period in 2023. This growth underscores the Company’s ongoing improvements in operational efficiency and its ability to manage costs while substantially expanding its revenue base.

“Having our gross profit at 41% of revenue is a significant improvement but we still have many efficiencies to gain,” Reinharz noted. “We are driving towards continued improvements in this number, particularly next fiscal year.”

3.	Significant Market Valuation Growth:

The Company’s Q2 FY 2025 market capitalization increased by 43% over Q2 FY 2024 market capitalization of approximately $26.3 million. This growth reflects AITX’s financial stability, as well as the rising confidence in the Company’s innovative strategy, transparent operations, and consistent communication with its investors.

Reinharz commented, “The notable increase in our market value underscores the confidence investors have in our vision, mission, and the impact our solutions are making. We remain committed to sustaining this upward momentum by driving innovation and consistently delivering high-quality products that exceed the evolving needs of our customers. Our focus is on creating long-term value for both our shareholders and the broader market.”

4.	Record Order Intake Drives Growth Momentum:

During the quarter, RAD recorded its largest order intake, as announced on September 3, 2024, with 172 units ordered, which, when fully deployed and accepted equals $212K in recurring monthly revenue. This rise in orders reflects the growing demand for the Company’s security and safety solutions and highlights the effectiveness of its sales and distribution efforts. The strong order intake positions the Company for continued growth in the second half of the fiscal year.

5.	AITX Targets $1 Million in Recurring Monthly Revenue by Fiscal Year-End:

The Company is aggressively working toward its goal of reaching $1 million in contracted and deployed recurring monthly revenue (RMR) by February 28, 2025, the end of its fiscal year. By focusing on increasing order intake and swiftly deploying its security solutions, the Company is positioning itself for sustainable, long-term growth. Achieving this milestone will further validate the effectiveness of AITX’s business model and its ability to secure consistent, recurring revenue streams.

Reinharz concluded, “Looking ahead, I’m excited about the path we’re on. Our strong first-half performance, new solutions, and our push for $1 million in RMR position us to end the fiscal year on a high note. With a solid foundation in place, we’re ready to accelerate growth. I believe AITX is just getting started, and I am eager to see how we’ll continue delivering value to our investors and customers.”

The Company’s rental revenue is classified as Recurring Monthly Revenue (RMR), which provides a stable and predictable income stream. RMR is money earned from customers who pay for a subscription to a service or product. RAD’s solutions are generally offered as a recurring monthly subscription, typically with a minimum 12-month subscription contract.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060

@SteveReinharz